UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 22, 2008

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, ID 83728

(Address of principal executive offices, including zip code)

208-384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Loan and Security Agreement

                On February 22, 2008, Boise Cascade, L.L.C., Boise Building Solutions Distribution, L.L.C. and Boise Building Solutions Manufacturing, L.L.C., as borrowers, Boise Building Solutions Manufacturing Holdings Corp., BC Chile Investment Corporation and BC Brazil Investment Corporation, as guarantors, the lenders from time to time party thereto and Bank of America, NA., as agent, entered into a Loan and Security Agreement (the “Loan and Security Agreement”).

                The description of the Loan and Security Agreement is set forth under Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Seller Note

                On February 22, 2008, at the closing of the Disposition (as defined in item 2.01), Boise Cascade, L.L.C. received a promissory note in the aggregate principal amount of $41,000,000 (the “Seller Note”) from Boise Inc. (formerly known as Aldabra 2 Acquisition Corp.) as partial consideration for the sale of the Paper Business (as defined in item 2.01).  With the exception of the subsidiaries party to the Credit and Guaranty Agreement, dated as of February 22, 2008, by and among Boise Paper Holdings, L.L.C., Aldabra Holding Sub, LLC, the other subsidiaries of Boise Inc. party thereto, the lenders and agents party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger, administrative agent and collateral agent, and Lehman Brothers Inc., as joint lead arranger, each of Boise Inc.’s current and future domestic subsidiaries are joint and several obligors under the Seller Note.  In connection with the Seller Note, on February 22, 2008, certain subsidiaries of Boise Inc. entered into a Subordinated Guaranty, guaranteeing the obligations of Boise Inc. to Boise Cascade, L.L.C. under the Seller Note on a subordinated basis.

                The Seller Note bears interest at 15.75% per annum, payable quarterly (each such quarterly payment date, an “Interest Payment Date”).  Interest will accrue on the Seller Note and, to the extent not paid in cash on any Interest Payment Date, be added to the principal amount of the Seller Note on such Interest Payment Date.  The Seller Note matures on August 21, 2015; provided that if such date is more than 181 days after the scheduled maturity date of the indebtedness under Boise Inc.’s credit agreements, then the maturity date shall automatically be deemed to 181 days after the latest maturity date of any such indebtedness.

                Boise Inc. may prepay the Seller Note at any time in whole or in part, subject to any restrictions contained in its credit agreements.  Boise Inc. must prepay the Seller Note upon the occurrence of the following events: (i) a Change of Control (as defined in Boise Inc.’s credit agreements); (ii) a sale or transfer of 50% or more of Boise Inc.’s assets; and (iii) Events of Default as provided in the Seller Note.  Boise Inc. must use the proceeds from the sale of equity or debt securities or borrowings to repay the Seller Note, subject to any restrictions contained in its credit agreements.  Any post-closing adjustments to the purchase price in connection with the Disposition resulting in a payment owed to or from Boise Inc. will be effected by means of a reduction or increase, as applicable, in the principal amount of the Seller Note.

                The Seller Note and the Subordinated Guaranty are filed as Exhibit 10.1 and Exhibit 10.9, respectively, to this Current Report on Form 8-K, which information is incorporated herein by reference.

Investor Rights Agreement

                On February 22, 2008, Boise Cascade Holdings, L.L.C. (the “Company”) entered into an Investor Rights Agreement by and among the Company, Boise Cascade, L.L.C., Boise Inc. (formerly known as Aldabra 2 Acquisition Corp.) and certain other stockholders of Boise Inc. The investor rights agreement provides that the Company will have the right to designate not less than a number of directors to Boise Inc.’s board that is proportional to the voting power represented by the shares of Boise Inc.’s Common Stock that the Company owns until such time as the Company owns less than 5% of the voting power of all of the outstanding Common Stock of Boise Inc. Holders of registrable securites (as defined in the Investor Rights Agreement) that own more than 5% of the Common Stock will have certain information and inspection rights. Additionally, the investor rights agreement sets forth affirmative and negative covenants to which the Boise Inc. will be subject to as long as holders of Boise registrable securities own 33% of the Common Stock issued to holders of Boise registrable securities as of the closing date of the Disposition. The negative covenants restrict Boise Inc. and/or its subsidiaries from conducting certain activities or taking certain actions without the affirmative written consent of holders of the majority of the shares acquired by the Company, including, without limitation, making distributions on its equity securities, redemptions, purchases or acquisitions of its equity securities, issuances or sales of equity securities, securities exchangeable or convertible for equity securities, debt or convertible or exchangeable debt securities, loans, advances or guarantees, mergers and acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, changes of organizational documents, change of arrangements with its officers, directors, employees and other related persons, incurrence of indebtedness for borrowed money or capital leases above specified thresholds and a sale of Boise Inc.  Pursuant to the affirmative covenants, unless the holders of a majority of the shares acquired by the Company have otherwise consented in writing, Boise Inc. and each of its subsidiaries is required to perform certain activities, including, without limitation, preservation of its corporate existence and material licenses, authorizations and permits necessary to the conduct of its business, maintenance of its material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage, and maintenance of proper books of record and account.

                In addition, the investor rights agreement sets forth additional affirmative covenants to which Boise Inc. and its subsidiaries will be subject during any period(s) in which the Company and/or any person or entity affiliated with the Company is required to consolidate the results of operations and financial position of Boise Inc. and/or any of its subsidiaries or to account for its investment in Boise Inc. under the equity method of accounting (determined in accordance with GAAP and consistent with the Commission’s reporting requirements), including, without limitation, maintaining disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15, maintaining the same fiscal year and monthly and quarterly accounting periods as the Company, delivering periodic financial statements and other financial information such that the Company can properly satisfy its reporting obligations under the Exchange Act and applicable law, allowing the Company prior review of Boise Inc. filings with the Commission and cooperating fully with the Company in the preparation of any of its public reports and filings with the Commission.

                The investor rights agreement also provides for certain registration rights with respect to shares held by the stockholders that are party to the investor rights agreement. Holders of at least a majority of the shares acquired by the Company will have the right to demand registration under the Securities Act of all or any portion of their registrable securities subject to certain limitations. Holders of these shares may demand five long-form registrations and an unlimited number of short-form registrations. Additionally, whenever Boise Inc. proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of registrable securities, holders of a majority of the shares acquired by the Company may request the inclusion of its registrable securities in such registration.

                The Investor Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Intellectual Property License Agreement

                In connection with the Disposition (as defined in Item 2.01) and as a condition for its completion, Boise Paper Holdings, L.L.C., a subsidiary of Boise Inc. (“BPH”) and Boise Cascade, L.L.C. (on behalf of itself and its affiliates) entered into an intellectual property license agreement, dated as of February 22, 2008, pursuant to which Boise Cascade, L.L.C. will provide BPH a royalty-free, fully-paid, worldwide, non-transferable (except under certain circumstances (e.g., to any affiliate or a successor-in-interest to BPP)) and exclusive right and license (subject to specified retained rights of Boise Cascade, L.L.C.) to use specified trademarks of Boise Cascade, L.L.C. in connection with the operation of the Business (on the terms and conditions set forth therein). Specifically, Boise Cascade, L.L.C. will license to BPH the tradename “Boise” for exclusive use in all product categories associated with paper and packaging. Boise Cascade, L.L.C. will also license to BPH the trademark  for exclusive use in all product categories other than those associated with wood and building products.

                The Intellectual Property License Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Outsourcing Agreement

In connection with the Disposition (as defined in Item 2.01) and as a condition for its completion, BPH and Boise Cascade, L.L.C. entered into an outsourcing services agreement, dated as of February 22, 2008. Pursuant to this agreement, the parties will provide administrative services, such as information technology, accounting, financial management, and human resources services, to each other for a price equal to the provider’s fully allocable cost. The initial term of the agreement is for three years. It will automatically renew for one-year terms unless either party provides notice of termination to the other party at least 12 months in advance of the applicable term.

Substantially all of the services provided under this agreement will be provided to Boise Cascade, L.L.C. by BPH. The provision of services to Boise Cascade, L.L.C. by BPH is important to the operating success of Boise Cascade, L.L.C.

                The Outsourcing Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Amendment No. 2 to Purchase and Sale Agreement

                On February 22, 2008, the Amendment No. 2 to Purchase and Sale Agreement (the “Second Amendment”) was entered into by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra 2 Acquisition Corp. and Aldabra Sub LLC in order to amend that certain Purchase and Sale Agreement, dated September 7, 2007 (and as amended on or about October 18, 2007 by that certain Amendment No. 1 to Purchase and Sale Agreement, the “Purchase Agreement”), by and among the same.  Pursuant to the Second Amendment, Boise Cascade, L.L.C. agreed to accept the Seller Note on terms less favorable than contemplated under Section 1F(ii) of the Purchase Agreement, and in consideration thereof, the parties agreed that if the Estimated Closing Purchase Price is greater than the Closing Purchase Price (as such terms are defined in the Purchase Agreement), Boise Cascade, L.L.C.’s obligation to pay such excess amount shall be satisfied through a reduction in the principal amount of the Seller Note.  Additionally, under the Second Amendment, the parties agreed that the “Estimated Buyer Closing Net Working Capital” (as defined therein) was based solely on Boise Inc.’s estimate of Buyer closing net working capital, equal to $389,330,670.67, and the “Estimated Company Closing Net Working Capital” (as defined therein) was based solely on Boise Inc.’s estimate of Company closing net working capital, equal to $329,000,000.

                The Second Amendment is filed as Exhibit 10.5 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

                Upon the closing of the Disposition (as defined in Item 2.01):

                (i) the Amended and Restated Paper Purchase Agreement dated April 28, 2004, between Boise White Paper, L.L.C., and Boise Cascade Corporation (now OfficeMax Incorporated), together with the Assignment Assumption and Consent Agreement dated October 29, 2004, between Boise Cascade Corporation (now OfficeMax Incorporated), Boise White Paper, L.L.C., OfficeMax Contract, Inc., and OfficeMax North America, Inc. was transferred, by way of the disposition of the equity interests of Boise White Paper, L.L.C., to Boise Inc. as part of the sale of the Paper Business (as defined in item 2.01);

                (ii) the Additional Consideration Agreement dated October 29, 2004, between OfficeMax Incorporated and Boise Cascade, L.L.C. was terminated;

                (iii) the Third Amended and Restated Credit Agreement dated as of May 3, 2007, between the Company, Boise Cascade, L.L.C., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, was repaid in full and terminated;

                (iv) the Guarantee and Collateral Agreement dated October 29, 2004, between Boise Cascade Holdings, L.L.C., Boise Land & Timber Holdings Corp., Boise Cascade, L.L.C., Boise Land & Timber Corp., certain of the subsidiaries of Boise Cascade, L.L.C., and Boise Land & Timber Corp. as identified therein, and JPMorgan Chase Bank, as collateral agent, was terminated; and

                (v)  the Transfer and Administration Agreement (for securitization of receivables) dated October 26, 2005, between Boise Cascade, several of its subsidiaries including Birch Creek Investments, L.L.C., Bank of America, National Association, Calyon New York Branch, and certain other investors named in such Agreement, was terminated.

Item 2.01               Completion of Acquisition or Disposition of Assets.

                On February 22, 2008, the Company completed the disposition (the “Disposition”) of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the “Paper Group”) and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Company (collectively, the business to be sold by the Company, the “Paper Business”) through the disposition of Boise Paper Holdings, L.L.C. pursuant to the Purchase Agreement.

                In exchange for the sale of the Paper Business to the Buyer, the Company received the following (“collectively, the “Purchase Price”):

•                  $1,252,280,781.80 in cash (in addition to cash paid to Boise Cascade, L.L.C. and its affiliates in respect of financing and other expenses);

•                  37,857,374 shares of common stock, par value $.0001 per share, of the Buyer (the “Common Stock”); and

•                  $41,000,000 by way of a subordinated promissory note (the “Seller Note”).

The Purchase Price is subject to a post-closing reconciliation within 140 days after the consummation of the Disposition based on actual cash and net working capital amounts, which reconciliation will be effected by an adjustment to the Seller Note.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan and Security Agreement

                On February 22, 2008, Boise Cascade, L.L.C., Boise Building Solutions Distribution, L.L.C. and Boise Building Solutions Manufacturing, L.L.C., as borrowers (collectively, the “Borrowers” or the “Borrower”), Boise Building Solutions Manufacturing Holdings Corp., BC Chile Investment Corporation and BC Brazil Investment Corporation, as guarantors (collectively, the “Guarantors” or the “Guarantor”), the Lenders from time to time party thereto and Bank of America, NA., as Agent (the “Agent”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”).  The Loan and Security Agreement, which consists of a five-year non-amortizing $350.0 million senior secured revolving ABL credit facility (the “Revolving Credit Facility”).

All borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to an applicable margin (based on average availability under the Revolving Credit Facility) plus a customary base rate or Eurodollar rate. In addition to paying interest, the Borrowers paid a commitment fee to the Lenders under the Revolving Credit Facility Revolving Credit Facility, which fee will accrue from the Disposition closing date and shall be payable monthly in arrears.

The Borrowers’ obligations under our Credit Facilities are guaranteed by each of Boise Cascade, L.L.C.’s existing and subsequently acquired domestic material subsidiaries. Boise Building Solutions Distribution, L.L.C. and Boise Building Solutions Manufacturing, L.L.C. are also co-borrowers under the Revolving Credit Facility. The Revolving Credit Facility is secured by a first priority security interest in substantially all of the accounts, inventory and related assets of the Borrowers and each Guarantor.

Borrowings under the Revolving Credit Facility require compliance with a borrowing base formula which sets advance rates against eligible accounts, eligible inventory (excluding real property and equipment) and eligible in-transit inventory.  The Borrowers can, at their discretion, use real property and equipment to secure the Revolving Credit Facility as well (and include it in the advance rate formula), although the Borrowers’ have not elected to do so at this time.  The Revolving Credit Facility may be repaid and terminated at any time at the election of the Borrower.

                The Loan and Security Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                In connection with the consummation of the Disposition, on February 22, 2008, the following individuals resigned from the position set forth below opposite of his name:

Name	Position

Alexander Toeldte	Executive Vice President, Paper and Packaging & Newsprint

Samuel K. Cotterell	Vice President and Controller

                In connection with the consummation of the Disposition, on February 22, 2008, the following individual was appointed to the position set forth below opposite of her name:

Name	Position

Bernadette Madarieta	Vice President, Controller

Amendment to Mr. Stephens’ Employment Agreement

                On February 22, 2008, Mr. Stephens employment agreement with Boise Cascade, L.L.C. was amended such that his base salary was reduced from $1,000,000 per annum to $800,000 per annum.

                Mr. Stephens’ Employment Agreement is filed as Exhibit 10.7 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Officer Compensation

                On February 22, 2008, the board of managers of each of Boise Cascade, L.L.C. and Boise Cascade Holdings, L.L.C. approved annual base salary compensation for the officers set forth below, in the amount set forth opposite of his or her name:

Name	Annual Base Salary

Stanley R. Bell	$420,000

Tom E. Carlile	$460,000

Thomas A. Lovlien	$420,000

Bernadette Madarieta	$225,000

W. Thomas Stephens	$800,000

Severance Agreements

                On February 22, 2008, Boise Cascade, L.L.C. entered into severance agreements with certain of its officers, including Messrs. Bell, Carlile, and Lovlien and Ms. Madarieta.  The severance agreements are effective for three years, provided that on the second anniversary and each anniversary thereafter, the term of each severance agreement is automatically extended for an additional year (unless Boise Cascade, L.L.C. gives 60 days prior notice stating otherwise).

                The severance agreements provide that in the event of a “qualifying termination” (meaning any termination except in the case of the employee’s death, by Boise Cascade, L.L.C. for cause or disability or by the employee other than for good reason), an employee will be entitled to receive (i) his or her full base salary through the date of termination, plus all other compensation to which he or she is then entitled; (ii) a lump sum severance payment equal to one to two times the sum of such employee’s annual base salary plus target annual incentive bonus for the year in which the termination occurs; and (iii) a lump sum amount equal to the greater of the value of such employee’s unused and accrued time off, less any advanced time off.  Additionally, the severance agreements provide for full maintenance of insurance benefits for a period from 12 to 18 months following the termination date, and, if applicable, receipt of the monthly benefit that such employee would have been entitled to receive under the

Boise Cascade, L.L.C. Supplemental Early Retirement Plan for Executive Officers had such employee’s employment not been terminated.

                The severance agreements provide that in the event of a termination for cause or other than for good reason, such employee will be entitled to receive his or her full base salary through the date of termination, plus all other compensation to which he or she is then entitled.  In the event of failure to perform duties as a result of incapacity due to physical or mental illness or injury, such employee will be entitled to continue to receive his or her full base salary until such time as his or her employment is terminated due to “disability” (as defined below).

                For purposes of the severance agreements, the following terms have the meanings as set forth below:

                “Cause” means (i) an employee’s willful and continued failure to substantially perform his or her duties with Boise Cascade, L.L.C. (other than failure resulting from incapacity due to physical or mental illness or injury, or actual or anticipated failure resulting from termination for good reason), after a demand for substantial performance is delivered by the Board which specifically identifies the manner in which the Board believes that the employee has not substantially performed his or her duties, or (ii) an employee’s willful engagement in conduct which is demonstrably and materially injurious to the Boise Cascade, L.L.C., monetarily or otherwise.

                “Disability” means that if, as a result of an employee’s incapacity due to physical or mental illness or injury, he or she is absent from his or her duties with Boise Cascade, L.L.C. on a full-time basis for six consecutive months, and within 30 days after written notice of termination is given such employee has not returned to the full-time performance of his or her duties, such employee’s employment may be terminated for “Disability.”

                “Good reason” means the failure of Boise Cascade, L.L.C. to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Boise Cascade, L.L.C. to expressly assume and agree to perform the severance agreement in the same manner and to the same extent that Boise Cascade, L.L.C. would be required to perform if no succession had taken place, prior to the effectiveness of any succession which occurs during the term.

                In consideration of the severance payments as described above, each severance agreement contains, with respect to each employee party thereto, confidentiality and non-solicitation provisions as well as a provision for a general release of all claims against Boise Cascade, L.L.C. and its affiliates as a condition to payment of benefits under the severance agreement.

                A form of the severance agreements is filed as Exhibit 10.8 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

                The following pro forma financial statements giving effect to the Disposition are filed as Exhibit 99.1 hereto:

Unaudited Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2007

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007

Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)           Exhibits

Exhibit Number	Description
10.1

Promissory Note payable to Boise Cascade, L.L.C. in aggregate principal amount of $41 million issued by Boise Inc., a Delaware corporation f/k/a Aldabra 2 Acquisition Corp., and each Subsidiary Obligor party thereto and related Subordinated Guaranty, each dated as of February 22, 2008

10.2	Investor Rights Agreement, dated as of February 22, 2008, by and between Aldabra 2 Acquisition Corp., Boise Cascade, L.L.C., Boise Cascade Holdings, L.L.C., and the other shareholders party thereto
10.3	Intellectual Property License Agreement, dated as of February 22, 2008, by and between Boise Cascade, L.L.C. and Boise Paper Holdings, L.L.C.
10.4	Outsourcing Agreement, dated as of February 22, 2008, by and between Boise Cascade, L.L.C. and Boise Paper Holdings, L.L.C.
10.5

Amendment No. 2 to Purchase and Sale Agreement, dated February 22, 2008, by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra 2 Acquisition Corp. and Aldabra Sub LLC

10.6

Loan and Security Agreement, dated as of February 22, 2008, by and among Boise Cascade, L.L.C., Boise Building Solutions Distribution, L.L.C. and Boise Building Solutions Manufacturing, L.L.C., as borrowers, Boise Building Solutions Manufacturing Holdings Corp., BC Chile Investment Corporation and BC Brazil Investment Corporation, as guarantors, the Lenders from time to time party thereto and Bank of America, NA., as Agent

10.7	First Amendment to Employment Agreement, dated February 22, 2008, by and between Boise Cascade, L.L.C. and W. Thomas Stephens
10.8	Form of Officer Severance Agreement (with all elected officers excluding the Chief Executive Officer)
10.9	Subordinated Guaranty, dated as of February 22, 2008, by the subsidiary guarantors of Boise Inc. party thereto
99.1	Pro Forma Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By:	/s/ David G. Gadda
Name: David G. Gadda
Title: Vice President, General Counsel and Secretary

Date:  February 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1

Promissory Note payable to Boise Cascade, L.L.C. in aggregate principal amount of $41 million issued by Boise Inc., a Delaware corporation f/k/a Aldabra 2 Acquisition Corp., and each Subsidiary Obligor party thereto and related Subordinated Guaranty, each dated as of February 22, 2008

10.2	Investor Rights Agreement, dated as of February 22, 2008, by and between Aldabra 2 Acquisition Corp., Boise Cascade, L.L.C., Boise Cascade Holdings, L.L.C., and the other shareholders party thereto
10.3	Intellectual Property License Agreement, dated as of February 22, 2008, by and between Boise Cascade, L.L.C. and Boise Paper Holdings, L.L.C.
10.4	Outsourcing Agreement, dated as of February 22, 2008, by and between Boise Cascade, L.L.C. and Boise Paper Holdings, L.L.C.
10.5

Amendment No. 2 to Purchase and Sale Agreement, dated February 22, 2008, by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra 2 Acquisition Corp. and Aldabra Sub LLC

10.6

Loan and Security Agreement, dated as of February 22, 2008, by and among Boise Cascade, L.L.C., Boise Building Solutions Distribution, L.L.C. and Boise Building Solutions Manufacturing, L.L.C., as borrowers, Boise Building Solutions Manufacturing Holdings Corp., BC Chile Investment Corporation and BC Brazil Investment Corporation, as guarantors, the Lenders from time to time party thereto and Bank of America, NA., as Agent

10.7	First Amendment to Employment Agreement, dated February 22, 2008, by and between Boise Cascade, L.L.C. and W. Thomas Stephens
10.8	Form of Officer Severance Agreement (with all elected officers excluding the Chief Executive Officer)
10.9	Subordinated Guaranty, dated as of February 22, 2008, by the subsidiary guarantors of Boise Inc. party thereto
99.1	Pro Forma Financial Statements